Exhibit j(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditors" in the Statement of Additional Information, in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Variable Insurance Products Fund: Equity-Income Portfolio, Growth Portfolio, High Income Portfolio, Money Market Portfolio, and Overseas Portfolio.


                                             /s/Deloitte & Touche LLP
Boston, Massachusetts                        Deloitte & Touche LLP
January 5, 2000